UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 28, 2010
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 4, 2010, Medicis Pharmaceutical Corporation (the “Company”) entered into a License and Settlement Agreement (the “Settlement Agreement”) with Ranbaxy Inc. and Ranbaxy Laboratories Limited (together, “Ranbaxy”). Pursuant to the Settlement Agreement, the Company and Ranbaxy agreed to terminate all legal disputes between them relating to SOLODYN® (minocycline HCl, USP) Extended Release Tablets. In addition, Ranbaxy confirmed that the Company’s patents relating to SOLODYN® are valid and enforceable, and cover Ranbaxy’s activities relating to Ranbaxy’s generic SOLODYN® products under Abbreviated New Drug Application (“ANDA”) No. 91-118. Ranbaxy also agreed to be permanently enjoined from any distribution of generic SOLODYN® except as described below.
     Under the Settlement Agreement, the Company granted to Ranbaxy a license to make and sell its generic version of SOLODYN® 45mg, 90mg and 135mg under the SOLODYN® intellectual property rights belonging to the Company commencing in November 2011, or earlier under certain conditions. The Company also granted to Ranbaxy a license to make and sell generic versions of SOLODYN® 65mg and 115mg under the Company’s SOLODYN® intellectual property rights upon certain conditions but not upon any specified date in the future. The Settlement Agreement provides that Ranbaxy will be required to pay the Company royalties based on sales of Ranbaxy’s generic SOLODYN® products pursuant to the foregoing licenses.
     In addition, the Settlement Agreement provides for the Company’s grant to Ranbaxy of a license to make and sell a branded proprietary dermatology product currently under development by Ranbaxy, which is not therapeutically equivalent to any of the Company’s currently marketed dermatology products, under certain intellectual property rights belonging to the Company commencing the later of August 2011 or upon the sale of such product by Ranbaxy following approval by the U.S. Food and Drug Administration. Ranbaxy will be required to pay the Company a royalty based on sales of such product pursuant to the license.
Item 2.02 Results of Operations and Financial Condition.
     On May 5, 2010, the Company issued a press release announcing its financial results for the quarter ended March 31, 2010. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
     The information in this Item 2.02, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 8.01 Other Events.
     On April 28, 2010, the Company filed suit against Taro Pharmaceuticals U.S.A., Inc. and Taro Pharmaceuticals Industries, Ltd. (collectively, “Taro”) in the United States District Court for the District of Delaware and the United States District Court for the Southern District of New York seeking an adjudication that Taro has infringed one or more claims of the Company’s U.S. Patent No. 6,765,001, U.S. Patent No. 7,220,424 and U.S. Patent No. 7,217,422 by submitting to the FDA an ANDA for a generic version of VANOS® (fluocinonide) Cream 0.1%. The relief requested by the Company includes a request for a permanent injunction preventing Taro from infringing the patents by selling a generic version of VANOS® prior to the expiration of the asserted patents.
Item 9.01 Exhibits.
     (d) Exhibits
99.1	Press Release dated May 5, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010	By:	/s/ Richard D. Peterson
Richard D. Peterson
Executive Vice President, Chief Financial Officer and Treasurer